UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 23, 2007

Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer of Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of Principal Executive Offices)	(Zip Code)

805-447-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD

On May 24, 2007, Amgen Inc. (the “Company”) announced the pricing of its previously announced private offering of $2.0 billion aggregate principal amount of Senior Floating Rate Notes due 2008, $1.1 billion aggregate principal amount of 5.85% Senior Notes due 2017 and $900 million aggregate principal amount of 6.375% Senior Notes due 2037. A copy of the press release is attached hereto as Exhibit 99.1, is incorporated herein by reference, and is hereby filed.

At a May 24, 2007 meeting with analysts and investors, the Company stated that, based on current sales and expense trends, adjusted earnings per share (“EPS”) is tracking in line with a projected $4.30 EPS for the year ended December 31, 2007 (subject to future events, including the Centers for Medicare and Medicaid Services’ national coverage determination expected in August 2007), and excludes stock option expense, certain expenses related to the acquisitions of Immunex Corporation, Tularik Inc., Abgenix, Inc. and Avidia, Inc. and certain other items itemized on the reconciliation table attached hereto as Exhibit 99.2. Additionally, the Company indicated that it has already reduced its previously budgeted operating expenses for 2007 by between $600 million and $800 million and retains flexibility to further reduce operating expenses, if business conditions warrant.

On May 23, 2007, Standard & Poor’s confirmed its rating of A+ for the Company’s senior unsecured debt, but placed the rating on credit watch with negative implications. Moody’s Investors Service, Inc. also confirmed its rating of A2 for the Company’s senior unsecured debt, but revised the Company’s rating outlook to negative from stable.

All statements included or incorporated by reference in this report, other than statements of historical facts, that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward looking statements. This report contains forward looking statements that are based on current expectations, estimates, forecasts and projections about the Company and the Company’s future performance, business, beliefs and management’s assumptions. Words such as “project,” “expect,” “anticipate,” “outlook,” “could,” “target,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume,” or “continue,” and variations of such words and similar expressions are intended to identify such forward looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. The Company describes some of the risks, uncertainties, and assumptions that could affect the outcome or results of operations in “Risk Factors” in the Company’s reports filed with the SEC. The Company has based the forward looking statements on management’s beliefs and assumptions based on information available to management at the time the statements are made. Actual outcomes and results may differ materially from what is expressed, implied or forecast by the forward looking statements. Reference is made in particular to forward looking statements regarding product sales, reimbursement, expenses, earnings per share, liquidity and capital resources, and trends. Except as required under the federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update publicly any forward looking statements contained in this report, whether as a result of new information, future events, changes in assumptions or otherwise.

Item 8.01	Other Events.

The disclosure set forth in 7.01 above, with the exception of the second paragraph, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Document Description
99.1	Press release dated May 24, 2007.
99.2	Reconciliation table.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: May 25, 2007	By:	/s/ Robert A. Bradway
	Name:	Robert A. Bradway
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press release, dated May 24, 2007.
99.2	Reconciliation table.